Exhibit 10.2

Amendment to the Real Estate Sales Contract

(English Translation)

Seller: TSAI MING-YIN	(hereinafter referred to as Party A)
Trustee: Sunty Development Co., Ltd.	(hereinafter referred to as Party B)

Contracting Party:

Aerkomm Inc.	(hereinafter referred to as Party C)
Buyer: Aerkomm Taiwan Inc.	(hereinafter referred to as Party D)

Party A, Party B, Party C and Party D have entered into a real estate sales contract (“Sales Contract”) on July 10, 2018 (hereinafter referred to as “Sales Contract”) in respect of the land which is located at No. 89-49 Dashuiku Section, Xinyi District, Keelung City. The parties now hereby amend the Sales Contract as follows:

I.	All parties agreed the total sale price is New Taiwan Dollars One Billion Fifty-Six Million Two Hundred Ninety-Seven Thousand Five Hundred and Seven Dollars (NT$1,056,297,507). All parties hereby agreed that the sales price will be settled at the exchange rate of US$1=NT$30.64, which is the average of spot bid (US$1=NT$30.59) and ask (US$=NT$30.69) prices as posted by Bank of Taiwan on July 23, 2018. Party D and Party C have already paid US$32,850,000 to Party A and need to pay an additional US$1,624,462.

II.	All parties agreed to amend the payment deadline under III.(2) of the Sales Contract from July 31, 2018 to September 4, 2018. It is also agreed that the deadline for Party A to exercise its special contract termination right under IX.(1) of the Sales Contract is amended from August 31, 2018 to October 4, 2018. Furthermore, Party D’s termination right due to the situation of its public offering under IX.(2) of the Sales Contract is amended from July 31, 2018 to September 4, 2018.

III.	All parties further agree that the term “securities equivalent” under the Sales Contract as used in the clause “refunding cash or securities equivalent” in the event of exercising special termination rights under IX.(1) by Party A and IX(2) by Party D of the Sales Contract shall be defined as “securities that are traded or quoted on a US national securities exchange or the over-the-counter (“OTC”) market or a foreign equivalent.”

IV.	Party A hereby represents and warrants to Party C and Party D that Caijie Asset Management Co., Ltd. is not in any way affiliated with Party A and is a professional independent assets appraisal company.

V.	Except as otherwise specifically amended by this amendment, all other terms and conditions of the Sale Contract remain unchanged and in full force and effect.

VI.	This Agreement is executed in four copies, one of which shall be held by each party respectively, and this Agreement shall become effective from the date of the execution by the last party hereto.

Contracting parties:

Party A: Seller: TSAI MING-YIN /s/ Tsai Ming-Yin (Personal Seal)                  (Signature or Seal)

Party B: Trustee: Sunty Development Co., Ltd. /s/ Sunty Development Co., Ltd. (Corporate Seal)

Legal Representative: TIAN, CHI-HSIANG /s/ Tian, Chi-Hsiang (personal Seal)

Uniform Number: 70777671

Party C: Aerkomm Inc.

Legal Representative: JEFFREY WUN /s/ Jeffrey Wun

Party D: Buyer: Aerkomm Taiwan Inc.

Legal Representative: HSU, CHIH-MING /s/ Hsu, Chih-ming

The 30th day of July, 2018